Exhibit 10.3

LIBERTY TRIPADVISOR HOLDINGS, INC.

2019 OMNIBUS INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is entered into effective as of [Date], 2020 by and between LIBERTY TRIPADVISOR HOLDINGS, INC., a Delaware corporation (the “Company”), and Gregory B. Maffei (the “Grantee”).

The Grantee is employed as of the Grant Date as the President and Chief Executive Officer of Liberty Media Corporation (“LMC”) and the Company pursuant to the terms of an employment agreement between LMC and the Grantee dated effective as of December 13, 2019 (as amended and/or amended and restated from time to time, the “Employment Agreement”) and a Services Agreement between LMC and the Company dated as of August 27, 2014 (as amended and/or amended and restated from time to time, the “Services Agreement”). The Company has adopted the Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan (as may be amended prior to or after the Grant Date, the “Plan”), a copy of which as in effect on the Grant Date is attached hereto as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees and independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein or in the Employment Agreement will have the meaning given thereto in the Plan.

The Company and the Grantee therefore agree as follows:

1.             Definitions. All capitalized terms not defined in this Agreement that are defined in the Employment Agreement will have the meanings ascribed to them in the Employment Agreement. The following terms, when used in this Agreement, have the following meanings:

“Base Price” means the LTRPB Base Price.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

“Cause” has the meaning specified in the Employment Agreement.

“Change in Control” has the meaning specified in the Employment Agreement.

“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means LTRPB Common Stock.

“Company” has the meaning specified in the preamble to this Agreement.

“Disability” has the meaning specified in the Employment Agreement.

Liberty TripAdvisor Annual Option

“Employment Agreement” has the meaning specified in the recitals to this Agreement.

“Good Reason” has the meaning specified in the Employment Agreement.

“Grant Date” means [date], 2020.

“Grantee” has the meaning specified in the preamble to this Agreement.

“LTRPB Base Price” means $___, the Fair Market Value of a share of LTRPB Common Stock on the Grant Date.

“LTRPB Common Stock” means the Company’s Series B Common Stock, $0.01 par value.

“LTRPB Options” has the meaning specified in Section 2 of this Agreement.

“Options” means the LTRPB Options.

“Option Shares” has the meaning specified in Section 4(a) of this Agreement.

“Plan” has the meaning specified in the recitals to this Agreement.

“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.

“Separation” means the date as of which the Grantee is no longer employed by or providing services to the Company or any of its Subsidiaries.

“Services Agreement” has the meaning specified in the recitals to this Agreement.

“Subsidiary” has the meaning set forth in the Plan.

“Term” has the meaning specified in Section 2 of this Agreement.

2.             Grant of Options. Subject to the terms and conditions herein and in the Plan, the Company hereby awards to the Grantee as of the Grant Date, the following options, exercisable as set forth in Section 3 below and expiring at the Close of Business on [date], 2027 (such period, the “Term”), subject to earlier termination as provided in Section 8 below, options to purchase from the Company at the LTRPB Base Price ____ shares of LTRPB Common Stock (the “LTRPB Options”). Each option granted hereunder is a “Nonqualified Stock Option.” The Base Price of each Option and the number of Options granted hereunder are subject to adjustment pursuant to Section 12 below. No fractional shares of Common Stock will be issuable upon exercise of an Option, and the Grantee will receive, in lieu of any fractional share of Common Stock that the Grantee otherwise would receive upon such exercise, cash equal to the fraction representing such fractional share multiplied by the Fair Market Value of one share of Common Stock as of the date on which such exercise is considered to occur pursuant to Section 4 below.

Liberty TripAdvisor Annual Option

3.             Conditions of Exercise. Unless otherwise determined by the Committee in its sole discretion (provided that such determination is not adverse to the Grantee), the Options will be exercisable only in accordance with the conditions stated in this Section 3.

(a)           The Options may be exercised only to the extent they have become vested and exercisable in accordance with the provisions of this Section 3. Except as otherwise provided in this Agreement or the Employment Agreement, subject to the Grantee’s continued employment with or service to the Company or any Subsidiary on such date, all of the Options subject to this Agreement will become vested and exercisable on December 31, 2020.

(b)           Notwithstanding the foregoing, (i) all Options will become vested and exercisable on the date of the Grantee’s Separation if (A) the Grantee’s Separation occurs on or after the Grant Date by reason of Disability or (B) the Grantee dies while employed by or providing services to the Company or a Subsidiary, and (ii) Options that have not theretofore become vested and exercisable will become vested and exercisable to the extent provided in Section 7 of this Agreement, on the date of the Grantee’s Separation.

(c)           To the extent the Options become vested and exercisable, any or all of such Options may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof as provided herein.

The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the Options and that the exercise by the Grantee of Options will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.

4.             Manner of Exercise. Options will be considered exercised (as to the number of Options specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the Company has received all of the following:

(a)            Written notice, in such form as the Committee may require, containing such representations and warranties as the Committee may reasonably require and designating, among other things, the date of exercise and the number of shares of Common Stock (“Option Shares”) to be purchased by exercise of Options;

(b)           Payment of the Base Price for each Option Share to be purchased in any (or a combination) of the following forms, as determined by the Grantee: (A) cash, (B) check, (C) whole shares of any class or series of the Company’s common stock, (D) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price (and, if applicable the Required Withholding Amount, as described in Section 5 below), or (E) the delivery of irrevocable instructions via the Company’s online grant and administration program for the Company to withhold the number of shares of Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) required to pay the Base Price (and, if applicable, the Required Withholding Amount, as described in Section 5 below) that would otherwise be delivered by the Company to the Grantee upon exercise of the Options (it being acknowledged that the method of exercise described in this clause (E) applies to the Options granted pursuant to this Agreement and will not apply to any options granted under the Plan to the Grantee after the Grant Date unless otherwise provided in the applicable award agreement); and

Liberty TripAdvisor Annual Option

(c)           Any other documentation that the Committee may reasonably require.

5.             Mandatory Withholding for Taxes. The Grantee acknowledges and agrees that the Company will deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of Common Stock having a Fair Market Value on the date of exercise that is equal to the amount of all federal, state and local taxes required to be withheld by the Company or any Subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless the Grantee remits the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. If the Grantee elects to make payment of the Base Price by delivery of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the Base Price, such instructions may also include instructions to deliver the Required Withholding Amount to the Company. In such case, the Company will notify the broker promptly of the Company's determination of the Required Withholding Amount. Notwithstanding the foregoing or anything contained herein to the contrary, (i) the Grantee may, in his sole discretion, direct the Company to deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of Common Stock acquired upon exercise of such Options having a Fair Market Value on the date of exercise that is equal to the Required Withholding Amount and (ii) the Company will not withhold any shares of Common Stock to pay the Required Withholding Amount if the Grantee has remitted cash to the Company or a Subsidiary or designee thereof in an amount equal to the Required Withholding Amount by such time as the Company may require.

6.             Payment or Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4 above, and subject to the withholding referred to in Section 5 above, the Company will (i) deliver or cause to be delivered to the Grantee certificates issued in the Grantee’s name for, or cause to be transferred to a brokerage account through Depository Trust Company for the benefit of the Grantee, the shares of Common Stock purchased by exercise of Options, and (ii) deliver any cash payment to which the Grantee is entitled in lieu of a fractional share of Common Stock as provided in Section 2 above. Any delivery of shares of Common Stock will be deemed effected for all purposes when certificates representing such shares have been delivered personally to the Grantee or, if delivery is by mail, when the certificates have been received by the Grantee, or at the time the stock transfer agent completes the transfer of shares to a brokerage account through Depository Trust Company for the benefit of the Grantee, if applicable, and any cash payment will be deemed effected when a check from the Company, payable to the Grantee and in the amount equal to the amount of the cash owed, has been delivered personally to the Grantee or, if delivery is by mail, upon receipt by the Grantee.

Liberty TripAdvisor Annual Option

7.             Effect of Termination of Employment or Service by the Company Without Cause or by the Grantee For or Without Good Reason on Exercisability of Options.

(a)            If the Grantee’s Separation occurs on or after the Grant Date on account of a termination of the Grantee’s employment or service by the Company without Cause or on account of a voluntary termination by the Grantee of his employment or service for Good Reason, any Options that are outstanding and unvested at the time of such termination will immediately become vested and exercisable in full.

(b)           If the Grantee’s Separation occurs on or after the Grant Date on account of a voluntary termination by the Grantee of his employment or service without Good Reason, a pro rata portion of the Options that are not vested on the date of such Separation will vest and become exercisable as of the date of such Separation, such pro rata portion to be equal to the product of the number of Option Shares represented by the Options that are not vested on the date of such Separation, multiplied by a fraction, the numerator of which is the number of calendar days that have elapsed in calendar year 2020 through the date of Separation, and the denominator of which is 365 days.

8.             Termination of Options. The Options will terminate at the time specified below:

(a)            If a Change in Control occurs after the Grant Date but prior to the Grantee’s Separation, all Options that are exercisable at the time of (or become exercisable after) such Change in Control will terminate at the expiration of the Term.

(b)           If, in the absence of a Change in Control after the Grant Date, the Grantee’s Separation occurs prior to the Close of Business on December 31, 2020 on account of a termination of the Grantee’s employment or service for Cause, all Options that are not vested and exercisable as of the Close of Business on the date of Separation will terminate at the Close of Business on the date of Separation.

(c)            If (i) the Grantee’s Separation occurs after the Close of Business on December 31, 2020, or (ii) the Grantee’s Separation occurs (A) on account of a termination of the Grantee’s employment or service without Cause, (B) on account of a termination of the Grantee’s employment or service by the Grantee with or without Good Reason, or (C) by reason of the death or Disability of the Grantee, all Options that are vested and exercisable as of the Close of Business on the date of Separation after giving effect to the provisions of Sections 3 and 7 above will terminate at the expiration of the Term.

In any event in which Options remain exercisable for a period of time following the date of the Grantee’s Separation as provided above, the Options may be exercised during such period of time only to the extent the same were vested and exercisable as provided in Section 3 above on such date of Separation (after giving effect to the application of Section 7 above). Notwithstanding any period of time referenced in this Section 8 or any other provision of this Agreement or any other agreement that may be construed to the contrary, the Options will in any event terminate not later than upon the expiration of the Term.

Liberty TripAdvisor Annual Option

9.             Nontransferability. Options are not transferable (either voluntarily or involuntarily), before or after Grantee’s death, except as follows: (a) during Grantee’s lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Committee; or (b) after Grantee’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Options are transferred in accordance with the provisions of the preceding sentence shall take such Options subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to the Grantee. Options are exercisable only by the Grantee (or, during the Grantee’s lifetime, by the Grantee’s court appointed legal representative) or a person to whom the Options have been transferred in accordance with this Section.

10.           Forfeiture for Misconduct and Repayment of Certain Amounts. If (i) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated subsidiaries) is required and (ii) in the reasonable judgment of the Committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the Grantee, the Grantee will repay to the Company Forfeitable Benefits received by the Grantee during the Misstatement Period in such amount as the Committee may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Committee, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (i) any and all cash and/or shares of Common Stock received by the Grantee (A) upon the exercise during the Misstatement Period of any SARs held by the Grantee or (B) upon the payment during the Misstatement Period of any Cash Award or Performance Award held by the Grantee, the value of which is determined in whole or in part with reference to the value of Common Stock, and (ii) any proceeds received by the Grantee from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock received by the Grantee upon the exercise, vesting or payment during the Misstatement Period of any Award held by the Grantee. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock received upon exercise of any Options during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement.

11.           No Stockholder Rights. Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, the Grantee will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock underlying the Options, as applicable, nor will the existence of this Agreement affect in any way the right or power of the Company or any stockholder of the Company to accomplish any corporate act, including, without limitation, any reclassification, reorganization or other change of or to its capital or business structure, merger, consolidation, liquidation, or sale or other disposition of all or any part of its business or assets.

Liberty TripAdvisor Annual Option

12.           Adjustments. If the outstanding shares of Common Stock are subdivided into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or are combined into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any shares of Common Stock or other similar corporate event (including mergers or consolidations) affects shares of Common Stock such that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Agreement, then the Options will be subject to adjustment (including, without limitation, as to the number of Options and the Base Price per share of such Options) in such manner as the Committee, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in this Section 12 following the Grant Date.

13.           Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Grantee will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of Common Stock if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of such Common Stock are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement.

14.           Notice. Unless the Company notifies the Grantee in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class mail, postage prepaid and addressed as follows:

Liberty TripAdvisor Holdings, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn: Chief Legal Officer

Unless the Company elects to notify the Grantee electronically pursuant to the online grant and administration program or via email, any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class mail, postage prepaid, to the Grantee's address as listed in the records of the Company on the date of this Agreement, unless the Company has received written notification from the Grantee of a change of address.

15.          Amendment. Notwithstanding any other provision hereof, this Agreement may be amended from time to time as approved by the Committee as contemplated in the Plan. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)            this Agreement may be amended from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

Liberty TripAdvisor Annual Option

(b)           subject to any required action by the Board or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided, that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options.

16.          Grantee Services. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time, with or without Cause, subject to the provisions of the Services Agreement and Employment Agreement.

17.           Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.

18.          Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado.

19.          Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement or the Plan will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

20.           Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee may adopt from time to time.

Liberty TripAdvisor Annual Option

21.           Entire Agreement. This Agreement, together with the applicable provisions of the Employment Agreement, is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the Award. The Grantee and the Company hereby declare and represent that no promise or agreement not expressed herein or in the Employment Agreement has been made regarding the Award and that this Agreement, together with the Employment Agreement, contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. Subject to the restrictions set forth in Sections 9 and 17 of this Agreement, this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

22.           Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company or by such other method as may be agreed by the Grantee and the Company.

23.           Code Section 409A Compliance. To the extent that the provisions of Section 409A of the Code or any U.S. Department of the Treasury regulations promulgated thereunder are applicable to any Option, the parties intend that this Agreement will meet the requirements of such Code section and regulations and that the provisions hereof will be interpreted in a manner that is consistent with such intent. If, however, the Grantee is liable for the payment of any tax, penalty or interest pursuant to Section 409A of the Code, or any successor or like provision (the “409A Tax”), with respect to this Agreement any payments or property transfers received or to be received under this Agreement or otherwise, the Company will pay the Grantee an amount (the “Special Reimbursement”) which, after payment to the Grantee (or on the Grantee’s behalf) of any federal, state and local taxes, including, without limitation, any further tax, penalty or interest under Section 409A of the Code, with respect to or resulting from the Special Reimbursement, equals the net amount of the 409A Tax. Any payment due to the Grantee under this Section will be made to the Grantee, or on behalf of the Grantee, as soon as practicable after the determination of the amount of such payment, but no sooner than the date on which the Company is required to withhold such amount or the Grantee is required to pay such amount to the Internal Revenue Service. Notwithstanding the foregoing, all payments under this Section will be made to the Grantee, or on the Grantee’s behalf, no later than the end of the calendar year immediately following the calendar year in which the Grantee or the Company paid the related taxes, interest or penalties. The Grantee will cooperate with the Company in taking such actions as the Company may reasonably request to assure that this Agreement will meet the requirements of Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder and to limit the amount of any additional payments required by this Section to be made to the Grantee. The Company represents and warrants that the Option satisfies all requirements under Section 409A of the Code and any U.S. Department of the Treasury regulations promulgated thereunder such that the Option is exempt from Section 409A of the Code, including, without limitation, that the Common Stock underlying each Option is “service recipient stock” and with respect to an “eligible issuer of service recipient stock” (each as defined in Section 409A) and the Base Price is not less than the Fair Market Value of one share of Common Stock on the Grant Date.

Liberty TripAdvisor Annual Option

24.          Replacement Awards. Any restricted stock unit, restricted stock, option or other equity or equity derivative that is issued after the Grant Date to the Grantee by the Company or any other Person pursuant to a Fundamental Corporate Event in full or partial replacement of, as an adjustment to, or otherwise with respect to, an Option granted pursuant to this Agreement (a “Replacement Award”), will have the same term and the same vesting and exercisability terms and conditions as the Options, except that if the Company is not the issuer of a Replacement Award, the definition of Change in Control with respect to such Replacement Award will be applied with respect to the issuer of such Replacement Award as if it were the “Company” for purposes of such definition. By way of illustration, a Change in Control of the Company will not cause acceleration of any Replacement Awards that are not issued by the Company and a Change in Control of the issuer of any Replacement Awards with respect to which the Company is not the issuer will not cause acceleration of any remaining Options with respect to which the Company is the issuer.

25.           Confidential Information. The Grantee will not, during or after his employment or service with the Company, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Grantee’s duties and responsibilities to the Company or when (i) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (ii) necessary to prosecute the Grantee’s rights against the Company or its Subsidiaries or to defend himself against any allegations). The Grantee will also proffer to the Company, no later than the effective date of any termination of the Grantee’s engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Grantee’s actual or constructive possession or which are subject to the Grantee’s control at such time. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Grantee’s breach of any of his obligations under this Section). If the Grantee is in breach of any of the provisions of this Section or if any such breach is threatened by the Grantee, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section. The Grantee agrees that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, the Grantee will not use as a defense thereto that there is an adequate remedy at law.

26.           Arbitration. Any controversy, claim or dispute arising out of or in any way relating to this Agreement or the Grantee’s employment with or service to, or termination of employment or service from, the Company (including whether such controversy, claim or dispute is subject to arbitration), excepting only claims that may not, by statute, be arbitrated, will be submitted to binding arbitration. Both the Grantee and the Company acknowledge that they are relinquishing their right to a jury trial. The Grantee and the Company agree that arbitration will be the exclusive method for resolving disputes arising out of or related to this Agreement or to the Grantee’s employment or service with, or termination of employment or service from, the Company.

Liberty TripAdvisor Annual Option

The arbitration will be administered by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, except as otherwise provided in this Agreement. Arbitration will be commenced and heard in the Denver, Colorado metropolitan area. Only one arbitrator will preside over the proceedings, who will be selected by agreement of the parties from a list of five or more qualified arbitrators provided by the arbitration tribunal, or if the parties are unable to agree on an arbitrator within 10 Business Days following receipt of such list, the arbitration tribunal will select the arbitrator. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of Colorado or federal law, or both, as applicable to the claim(s) asserted. In any arbitration, the burden of proof will be allocated as provided by applicable law. The arbitrator will have the authority to award any and all legal and equitable relief authorized by the law applicable to the claim(s) being asserted in the arbitration, as if the claim(s) were brought in a federal court of law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Discovery, such as depositions or document requests, will be available to the Company and the Grantee as though the dispute were pending in U.S. federal court. The arbitrator will have the ability to rule on pre-hearing motions as though the matter were in a U.S. federal court, including the ability to rule on a motion for summary judgment.

If permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law (e.g., filing fees or room rental fees) will be shared equally by the parties. If the foregoing is not permitted by applicable law, the fees of the arbitrator and any other fees for the administration of the arbitration that would not normally be incurred if the action were brought in a court of law will be paid by the Company. Each party will pay its own attorneys’ fees and other costs incurred in connection with the arbitration, unless the relief authorized by law allows otherwise and the arbitrator determines that such fees and costs will be paid in a different manner. The arbitrator must provide a written decision. If any part of this arbitration provision is deemed to be unenforceable by an arbitrator or a court of law, that part may be severed or reformed so as to make the balance of this arbitration provision enforceable.

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Liberty TripAdvisor Annual Option

Liberty TripAdvisor Holdings, Inc.

By:

Name:

Title:

Gregory B. Maffei

Liberty TripAdvisor Annual Option

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